UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

SERA PROGNOSTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40606	26-1911522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2749 East Parleys Way, Suite 200 Salt Lake City, Utah		84109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 990-0520

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer and Treasurer effective August 31, 2026

On August 14, 2026, the Board of Directors appointed Scott Gleason to serve as the next Chief Financial Officer and Treasurer of Sera Prognostics, Inc. (the “Company”), effective August 31, 2026, pursuant to the planned transition described below. In the Company press release for the announcement, Sera’s Chief Executive Officer and President, Zhenya Lindgardt remarked: “Scott brings a unique combination of CFO experience, investor relations expertise, and strategic leadership that will be an important asset as we strengthen commercial execution and support our business priorities.”

Biographical information about Mr. Gleason is as follows: Scott Gleason, 47 years of age, is a diagnostics, life sciences, and healthcare executive with approximately 25 years of experience in finance, investor relations, corporate strategy, corporate communications, and equity research. Prior to joining the Company, he served as Vice President, Investor Relations and Treasury, of Neogen Corporation, an international food safety company, from December 2025 to July 2026, and he served as Chief Financial Officer of NX Prenatal, Inc., a molecular diagnostics company focused on women’s health, from February 2024 to March 2026. Mr. Gleason also served as Chief Financial Officer of LarmorBio, Inc., a Boston-based life sciences and clinical diagnostics startup, from November 2024 to December 2025. Prior to that, Mr. Gleason served as Interim Chief Financial Officer, Senior Vice President, Investor Relations and Corporate Communications of OraSure Technologies, Inc., a developer and manufacturer of diagnostic tests and sample collection solutions, from May 2021 until May 2023. Before joining OraSure, Mr. Gleason served as Senior Vice President, Investor Relations and Corporate Strategy for Myriad Genetics, Inc., a molecular diagnostic testing company, from January 2013 to April 2021. In that role, he managed investor relations and corporate communications, led the annual strategic planning process, and served on the company’s strategic committee. Prior to Myriad Genetics, Mr. Gleason was a senior publishing analyst at Stephens Inc. from 2005 to 2013, where he covered the life science tools and diagnostics industry. Earlier in his career, he served as a United States Air Force aircraft maintenance officer and participated in two wartime deployments. Mr. Gleason received a Bachelor of Science degree in Economics from the United States Air Force Academy in Colorado Springs, Colorado.

In connection with Mr. Gleason’s appointment, the Company entered into an employment agreement with Mr. Gleason (the “Employment Agreement”), the material terms of which are described below.

•

Mr. Gleason will receive an annual base salary of $400,000 and will be eligible for an annual performance bonus with a target of 40% of his base salary, pro-rated for 2026 based on his actual start date. Mr. Gleason will also be eligible to participate in the employee benefit plans established by the Company and made available to similarly situated executives, subject to the terms of such plans.

•

Subject to approval by the Board of Directors and execution of applicable award agreements, Mr. Gleason will be eligible to receive an initial equity award having a value of $500,000 at grant, consisting of 50% restricted stock units (“RSUs”) and 50% stock options. The RSUs and stock options will vest over four years, with 25% of the RSUs vesting on the first anniversary of Mr. Gleason’s start date and the remainder vesting in 12 quarterly installments thereafter, and 25% of the stock options vesting on the first anniversary or Mr. Gleason’s start date with the remainder vesting in monthly installments over the following three years. Mr. Gleason will also be eligible to receive subsequent equity awards.

•

Under the Employment Agreement, if Mr. Gleason’s employment is terminated without “Cause” or if he resigns for “Good Reason” (each as defined in the Employment Agreement), he will be entitled to nine months of base salary continuation and nine months of COBRA premium subsidies, subject to his timely execution of the Company’s form of separation agreement. In the event of a termination without “Cause” or resignation for “Good Reason” within three months prior to or twelve months following a “Change in Control” (as defined in the Employment Agreement), Mr. Gleason will instead be entitled to twelve months of base salary in a lump sum, a lump-sum payment equal to his target bonus for the year of termination, twelve months of COBRA premium subsidies, and full acceleration of all unvested equity awards, with performance-based awards vesting at the target level of performance.

•

The Employment Agreement also contains non-competition and non-solicitation provisions that apply during Mr. Gleason’s employment and for one year following his termination, as well as customary non-disparagement, non-disclosure, and intellectual property assignment provisions.

In connection with his appointment, Mr. Gleason has also entered into the Company’s standard indemnification agreement for directors and officers.

There is no arrangement or understanding with any person pursuant to which Mr. Gleason was appointed as the Chief Financial Officer and Treasurer of the Company. There are no family relationships between Mr. Gleason and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Austin Aerts Steps Down as Chief Financial Officer and Treasurer and Enters into Consulting Agreement

As part of the above planned succession, Austin Aerts, the current Chief Financial Officer and Treasurer is stepping down from that position, effective August 31, 2026 (the “Effective Date”). Mr. Aerts’s stepping down is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with his departure, the Company’s Chief Executive Officer and President, Zhenya Lindgardt, stated, “We are grateful for Austin’s many contributions and look forward to continuing to partner with him to grow Sera’s business”.

The amended and restated executive employment agreement, dated March 13, 2026, between the Company and Mr. Aerts, provides that Mr. Aerts will be entitled to the following, subject to the conditions therein:

•

severance as a continuation of payments in an amount equal to Mr. Aerts current annual base salary for a nine-month period, which will total $354,921.75 payable as continued salary in accordance with the Company’s regular payroll dates.

•

continued health insurance coverage for nine months from the Effective Date or, if earlier, until the date the executive receives health insurance coverage in connection with new employment, if earlier.

•

vesting of 37.5% of any outstanding unvested equity awards granted prior to January 1, 2026 will be accelerated with any such performance-based awards vesting at the target level of performance, as applicable.

As a condition to the Company providing Mr. Aerts the severance benefits specified above, the parties are expected to enter into a separation agreement including the required release and waiver.

In addition, the Company entered into a consulting agreement with Mr. Aerts (the “Consulting Agreement”), effective as of September 8, 2026, pursuant to which Mr. Aerts will provide consulting services to the Company on an hourly, as needed basis, for a term ending twelve months from the effective date at a rate of $375 per hour. Mr. Aert’s employee stock options and restricted stock units will continue to vest during the term of the Consulting Agreement and after the term of the Consulting Agreement ends, all of Mr. Aert’s then vested and unexercised options will be exercisable for three months in accordance with the terms of such options and the 2021 Equity Incentive Plan, as amended, as applicable.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On August 19, 2026, the Company issued a press release announcing the departure of Mr. Aerts as Chief Financial Officer and the appointment of Mr. Gleason as Chief Financial Officer and Treasurer. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1+	Employment Agreement between Sera Prognostics, Inc. and Scott Gleason, dated as of August 14, 2026.

10.2+	Consulting Agreement between Sera Prognostics, Inc. and Austin Aerts, effective as of September 8, 2026.

99.1	Press Release issued August 19, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Denotes management compensation plan or contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SERA PROGNOSTICS, INC.

Date: August 19, 2026	By:	/s/ Benjamin G. Jackson
Benjamin G. Jackson
Secretary and General Counsel